UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2012

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Broadcom Corporation (the "Company") has been notified by the U.S. Securities and Exchange Commission’s (the "SEC") Division of Enforcement - Los Angeles Regional office that it is conducting a formal investigation of the Company’s accounting practices related to litigation reserves. The SEC has requested documents and information for the time period commencing June 1, 2010 to present. The Company believes that the SEC's investigation was prompted by allegations of a former employee in April 2011 relating to the Company's processes and decisions regarding litigation reserves in the first quarter of 2011 in connection with asserted and unasserted intellectual property claims. In response to these allegations, the Company, with oversight from the Audit Committee of the Board of Directors, completed an internal review of these allegations with the assistance of independent outside counsel and did not identify any improprieties. In addition, based on the internal review, the results of which were discussed with the Company’s independent registered public accounting firm, the Company determined that no adjustments to its fiscal 2010 and March 31, 2011 consolidated financial statements were necessary relating to the subject matter of the review. The Company is cooperating with the SEC's investigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

February 24, 2012	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Executive Vice President and Chief Financial Officer